Investor Relations
Bruce Lancaster / CEO & CFO
NEWS RELEASE
O.I. Corporation Announces Naming of New Executive Officers
College Station, Texas—June 8, 2007—O.I. Corporation (NASDAQ: OICO) today announced that its Board of Directors has named J. Bruce Lancaster to serve as Chief Executive Officer and Donald P. Segers to serve as President and Chief Operating Officer of the Company. Mr. Lancaster and Dr. Segers will also serve as Directors of the Company. Mr. Lancaster will continue to serve as the Company’s Chief Financial Officer.
Mr. Lancaster joined the Company earlier this year as Vice President and Chief Financial Officer. He was subsequently named Corporate Secretary. In his twenty-seven year career in corporate finance, Mr. Lancaster has extensive experience in an executive capacity with publicly held companies. Most recently, he served as Executive Vice President and CFO for Boss Holdings, Inc., (OTCBB: BSHI) for almost nine years where he played a key role in improving the profitability of core operations and in facilitating growth by completing three acquisitions in a three-year period. Mr. Lancaster previously served as Vice President of Finance and Administration for Acme Boot Co. and Vice President of Finance for the former Kinark Corporation, now North American Galvanizing and Coatings, Inc., (AMEX: NGA). Mr. Lancaster holds both a BBA and an MBA from Texas A&M University and is a Certified Public Accountant.
Dr. Segers joined O.I. Analytical/CMS Field Products in 1997 as a Senior Research Scientist and was promoted to Manager of Programs in 1998. In 2000, he was promoted to General Manager of OI/CMS and in 2001 was named Vice President and General Manager. Dr. Segers has been serving as Acting President of the Company since January of this year. Before joining O.I., Dr. Segers was Supervisor of Applied Physical Chemistry in the Physical Chemistry Group at Southern Research Institute in Birmingham, Alabama. Dr. Segers holds a Ph.D. in Chemistry from North Carolina State University.
Richard Chapman, Ph.D., who has been serving as O.I.’s Acting Chief Executive Officer said, “I am confident that Bruce and Don will make an excellent executive team at O.I. Corporation. Bruce’s diverse experience with publicly held companies combined with Don’s extensive technical and industry knowledge should serve the Company and its shareholders well. I am pleased to leave the management of OI in their hands and continue my role as an independent director to focus on improving shareholder value.”

O.I. Corporation, dba OI Analytical, provides innovative products used for chemical analysis. The Company develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases. The Company provides products used to digest, extract, and separate components of chemical mixtures. The Company provides application-specific solutions for the environmental, defense, pharmaceutical, food, beverage, petrochemical, chemical, semiconductor, power generation, and HVAC industries. Headquartered in College Station, Texas, the Company’s products are sold worldwide by direct sales, independent sales representatives, and distributors.
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
Visit the Company’s worldwide web site at:
http://www.oico.com